Exhibit (10)(cn)

Met-Pro Corporation
Directors Retirement Plan Trust Agreement

This Met-Pro Corporation Directors Retirement Plan Trust Agreement is by and between Met-Pro Corporation, a Pennsylvania corporation (the “Company”) and Comerica Bank & Trust, National Association, a national banking association (the “Trustee”).

RECITALS
Company adopted the Met-Pro Corporation Directors Retirement Plan, as amended, (the “Plan”), a copy of which is attached hereto; and

Company may incur liability under the terms of such Plan with respect to the individuals participating in such Plan; and

Company established a trust (the "Trust") to provide itself with a source of funds to assist it in the meeting of its potential liabilities under the Plan, the assets held in the Trust to be subject to the claims of Company's general creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

Company previously entered into a trust agreement with Mellon Bank, N.A., dated February 11, 2000, and now wishes to remove Mellon Bank, N.A. as trustee and appoint Comerica Bank & Trust, National Association as successor Trustee of the Trust;

NOW THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1        Establishment of Trust

(a) Company shall cause the prior trustee to transfer to the successor Trustee all Trust assets under its control.  Such transferred amounts, together with any future contributions, and any earnings thereon, are collectively referred to in this Agreement as the “Fund.”  The Company shall make contributions in cash or other property acceptable to the Trustee.  The Trustee shall hold, administer and distribute the Fund as provided in this Trust Agreement.  The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan.

(b) Immediately prior to a change of control (as defined in the Plan), the Company shall contribute to the Trust that amount necessary to fully fund all benefits under the Plan which become payable upon a change in control.  At the same time, the Company shall provide to the Trustee a Payment Schedule (as described in Section 2(b)).  Promptly after receiving the contribution and Payment Schedule, the Trustee shall pay each Plan participant or beneficiary the benefits specified in the Payment Schedule.  Notwithstanding the commencement of benefit payments, Fund assets shall remain subject to the claims of the Company’s general creditors and Section 3 herein.

(c) The Trust shall be irrevocable except as explicitly provided to the contrary in Sections 3 or 4.

(d) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, Chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(e) The Fund shall be held separate and apart from other funds of the Company and shall be used exclusively to discharge the Company’s obligations under the Plan, except as provided to the contrary in Sections 3 or 4.  Neither any Plan participant nor beneficiary shall have a preferred claim on, or any beneficial ownership interest in, any assets of the Fund.  Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company.  The Fund is subject to the claims of the Company's general creditors to the extent provided under federal and state law if the Company becomes Insolvent.

(f)  The Company represents and warrants to the Trustee that the Plan is not covered under Title I of ERISA.

(g) The Company’s Chief Financial Officer or such Officer’s designee shall have authority to act for the Company under this Trust Agreement.

Section 2        Payment to Plan Participants and Beneficiaries

(a) Pending the Company’s funding of the Trust, the Company shall pay all benefits to Plan participants as they become due under the Plan.  After the Trust is funded, the Company may continue to make payments directly.  In such case, the Company shall notify the Trustee of its decision to make payments directly prior to the time payment is due.  In addition, if at any time the Fund is not sufficient to make payment in accordance with the terms of the Plan, the Company shall make the balance of each payment as it falls due.  The Trustee shall notify the Company if the Fund is not sufficient to make a scheduled payment.

(b) After the Company funds the Trust and in advance of the time that any amounts are payable under the Plan, the Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates with respect to each participant:

(1)	The amounts payable or provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable;
(2)	The form in which such amount is to be paid; and
(3)
The time of commencement and duration for payment of such amounts.  Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule.

(c) It is the intent of the Company and the Trustee that the Company shall be responsible for determining and effecting all federal, state and local tax aspects of the Plan and the Trust, including, without limitation, income taxes payable on the Trust’s income, if any, any required withholding of income or other payroll taxes in connection with the payment of benefits from the Trust pursuant to the Plan, and all reporting required in connection with any such taxes.  To the extent that the Company is required by applicable law to pay or withhold such taxes or to file such reports, such obligation shall be a responsibility allocated to the Company, as the case may be, hereunder.  To the extent the Trustee is required by applicable law to pay or withhold such taxes or to file such reports, the Company shall inform the Trustee of such obligation, shall direct the Trustee with respect to the performance of such obligations and shall provide the Trustee with all information required by the Trustee to meet such obligations.

(d) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

Section 3        Trustee Responsibility Regarding Payments to Trust Beneficiaries When Company is Insolvent

(a) The Trustee shall cease payment of benefits to Plan Participants and their beneficiaries if the Company becomes Insolvent.  The Company shall be considered "Insolvent" for purposes of this Trust Agreement if:

(1)	The Company is unable to pay its debts as they become due, or
(2)	The Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
(b) At all times during the continuance of this Trust, the Fund shall be subject to claims of general creditors of the Company under federal and state law as set forth below:

(1)
The Board of Directors and/or an authorized officer of the Company shall have the duty to inform the Trustee and affected participants in writing if the Company becomes Insolvent.  If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.  In all cases, the Trustee shall be entitled to rely conclusively upon the written certification of the Board of Directors or an authorized officer of the Company when determining whether the Company is Insolvent.  For purposes of this Section 3(b), the “authorized officers” of the Company shall include the Chief Executive Officer, President, Chief Financial Officer and/or the Secretary.

(2)
Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent.  The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

(3)
If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors.  Nothing in this Trust Agreement shall in any way diminish any rights of the Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(4)
Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

Section 4        Payments to the Company
Except as provided in Section 3, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to all participants and beneficiaries of the Plan pursuant to the terms of the Plan.

Section 5        Investment and Other Authority

(a) Except and to the extent that a duly appointed independent Investment Manager or the Company is exercising investment discretion pursuant to this Agreement, the Trustee shall have the following powers and authority in the management and administration of the Fund, to be exercised in its sole judgment and discretion:

(1)
To purchase, subscribe or otherwise acquire for the Fund any securities or other property.  In making investments the Trustee shall diversify the investments so as to minimize the risk of large losses, unless under the circumstances it is the Trustee's opinion it is not prudent to do so.

(2)
To sell, exchange, convey, convert, redeem, transfer, grant options upon, lend or otherwise dispose of any securities or property held by the Fund, by private contract or at public auction, for cash or on credit, and no person dealing with the Trustee shall be required to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale, action or other disposition.

(3)
To settle, compromise or arbitrate any claims, debts or damages, due or owing to or from the Trust; to commence or defend suits or legal proceedings; and to represent the Trust in all suits or legal proceedings.

(4)
To exercise any conversion privilege or subscription right in connection with any securities or other property of the Fund; to consent or object to the reorganization, consolidation, merger or readjustment of the finances of, or to the sale, mortgage, pledge or lease of the property of any corporation or association, any of the securities of which are in the Fund; to do any act with reference to the above, including the exercise of options, making of agreements and payment of expenses or assessments which may be deemed necessary or advisable in connection therewith; and to hold and retain any securities or other property which it may so acquire.

(5)
To vote, personally or by general or limited proxy, any stock in the Fund and similarly to exercise, personally or by general or by limited power of attorney, any right appurtenant to any securities or other property in the Fund.

(6)
To borrow money in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property in the Fund for the repayment of any such loan.

(7)	To hold part, or all, of the Fund uninvested, without liability for payment of interest thereon for a reasonable period of time.
(8)
To employ suitable agents, including but not limited to an investment adviser which may or may not be a subsidiary or an affiliate of the Trustee, and counsel and pay their reasonable expenses and compensation.

(9)
To register any securities in the Fund in its own name or in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity; and to hold any securities in bearer form or by electronic book entry.

(10)	To execute and deliver deeds, leases, mortgages, conveyances, contracts, waivers, releases or other instruments necessary or proper for accomplishing the foregoing powers.

Notwithstanding any provision in this Agreement to the contrary, no part of the Fund may be invested in real estate at any time.

(b) "Securities or other property" as used above means stock (common or preferred) or any other interest in any corporation, bonds, notes, or other evidences of indebtedness or ownership (unsecured or secured by real or personal property wherever situated), without regard to any provision of Michigan law concerning investments by fiduciaries.

(c) The Company may select an investment manager (or managers) who may direct the Trustee to invest any part of the Fund in any securities or other property (except Employer property or securities), and direct that it sell any securities or property constituting part of the Trust, and the Trustee shall act on such directions and shall have no liability for acting in accordance with such directions or for the retention of any securities or property so purchased.  The Trustee will be protected in relying upon any telegram or letter purporting to have been sent by the investment manager which it believes in good faith to be genuine.  In directing investments, the investment manager shall diversify the investments so as to minimize the risk of large losses, unless under the circumstances it is the investment manager's opinion that it is clearly prudent not to do so.  The Trustee shall be fully protected in relying upon the certification of the Company with respect to the selection of such investment manager and it shall not be the responsibility of the Trustee to determine or review investment instructions given to it by such investment manager.  Each investment manager shall be a fiduciary under the Trust and shall acknowledge that it is a fiduciary under the Trust in writing delivered to the Trustee and the Company.

(d) Notwithstanding the foregoing provisions of this Section 5, the Trustee may, in good faith, accept investment directions from the Company or its authorized representative pursuant to a proper written designation. The Trustee shall hold, administer and dispose of such investments in accordance with directions to the Trustee contained in a written notice from the Company or its authorized representative. Any such notice shall advise the Trustee regarding the retention of investment powers by the Company and shall be of a continuing nature or otherwise, and may be revoked in writing by the Company.

(e) The Trustee shall not be liable but shall be fully protected by reason of its taking or refraining from taking any action at the direction of the Company, nor shall the Trustee be liable but shall be fully protected by reason of its refraining from taking any action because of the failure of the Company to give direction or order. The Trustee shall be under no duty to question or make inquiry as to any direction, notification or order or failure to give a direction, notification or order by the Company. The Trustee shall be under no duty to make any review of investments directed by the Company acquired for the Trust Fund and under no duty at any time to make any recommendation with respect to disposing of or continuing to retain any such investment. While the Company may direct the Trustee with respect to Plan investments, the Company may not:

(1)	Borrow from the Fund or pledge any assets of the Fund as security for a loan;
(2)	Buy property or assets from or sell property or assets to the Fund;
(3)	Charge any fee for services rendered to the Fund; or
(4)	Receive any services from the Fund on a preferential basis.

(f)  The Company hereby indemnifies and holds the Trustee or its nominee harmless from any and all actions, claims, demands, liabilities, losses, damages or reasonable expenses of whatsoever kind and nature in connection with or arising out of:

(1)	Any action taken or omitted in good faith or any investment or disbursement of any part of the Fund made by the Trustee in accordance with the directions of the Company or with respect to any investment previously made at the direction of the Company in the absence of further directions from the Company therefor; or
(2)	Any failure by the Trustee to pay for any property purchased by the Company for the Fund by reason of the insufficiency of funds in the Fund.

(g) Anything herein to the contrary notwithstanding, the Company shall have no responsibility to the Trustee under the foregoing indemnification if the Trustee knowingly participated in or knowingly concealed any wrongful act or omission of the Company, or if the Trustee fails to perform any of the duties undertaken by it under the provisions of this Agreement, or if the Trustee fails to act in conformity with the directions of an authorized representative of the Company.

(h) Without in any way limiting the Trustee’s powers described in this Agreement, the Trustee shall have the power to do any of the following as directed by the Company from time to time:

(1)	Place all or part of the marketable securities of the Fund in a custody account maintained with UBS Financial Services Inc. (“UBS”);
(2)
Engage UBS to act as custodian of the custody account and to act, pursuant to the Trustee’s or an investment manager’s instructions, as broker or dealer to execute transactions and to provide other services with respect to the custody account, including purchasing securities currently distributed, underwritten or issued by UBS or any of its affiliates; and

(3)	Pay out of the Fund all reasonable custody charges, brokerage commissions, and other fees and expenses incurred pursuant to subsections (h)(1) or (2) above.

Section 6        Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses, fees and taxes, shall be accumulated and reinvested.

Section 7        Accounting by Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee.  Within one-hundred twenty (120) days following the close of each calendar year and within ninety (90) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Fund during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Fund at the end of such year or as of the date of such removal or resignation, as the case may be.

The Trustee utilizes various standard industry pricing services and brokerage contacts to provide current pricing information for active publicly traded securities.  The Trustee shall attempt to provide a reasonably accurate current market value for assets not publicly traded.  Many fixed income securities are priced on a matrix system, resulting in a mathematical approximation of price derived by computer.  Although the Trustee will make reasonable and good faith efforts to provide accurate pricing, in some instances prices may not reflect the most accurate pricing readily available or the true value of the asset.  The Trustee shall have no liability for such an occurrence.

Section 8        Responsibility of Trustee

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, provided, however, that subject to Section 5(g), the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company.  In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) If the Trustee undertakes or defends any litigation arising in connection with this Trust which does not allege any negligence, fiduciary breach or other wrongdoing by the Trustee, the company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments.  If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

(d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist the Trustee in performing any of its duties or obligations hereunder.

(e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or under applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of §301.7701-2 of the Procedure and Administrative Regulations promulgated under the Internal Revenue Code.

Section 9        Compensation and Expenses of Trustee

The Company shall pay all administrative and trustee's fees and expenses.  If not so paid, the fees and expenses shall be paid from the Fund.

Section 10      Resignation and Removal of Trustee

(a) The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and Trustee agree otherwise.

(b) The Trustee may be removed by the Company upon thirty (30) days’ notice or upon shorter notice if acceptable to the Trustee.

(c)      Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee.  The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11, by the effective date of resignation or removal under paragraphs (a) or (b) of this section.  If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.  All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11      Appointment of Successor

If the Trustee resigns or is removed in accordance with Section 10(a) or (b), the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal.  The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the trust assets.  The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

Section 12      Amendment or Termination

(a) This Trust Agreement may be amended by a written instrument executed by Trustee and the Company.  Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or make the Trust revocable in connection with a change in control.

(b) The Trust shall not terminate until the date on which participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan.  Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

(c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made.  All assets in the Fund at termination shall be returned to the Company.

Section 13      Miscellaneous

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Except as otherwise provided herein with respect to claims of the Company’s general creditors, benefits payable to participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

(d) The Company and the Trustee acknowledge that the right to trial by jury is a constitutional one, but that it may be waived.  The Company and the Trustee, after consulting (or having had the opportunity to consult) with counsel of their own choosing, each knowingly and voluntarily, and for their mutual benefit, waive any right to trial by jury in the event of litigation involving the performance or enforcement of, or in any way related to, this Agreement.

Section 14      Effective Date

The effective date of this Trust Agreement shall be the 12th day of September, 2011.

Met-Pro Corporation		Comerica Bank
Company		Trustee

By:	/s/ Gary J. Morgan	By:	/s/ Ralph Johnston

Its:	Senior V/P Finance	Its:	Vice President

Date:	September 12, 2011	Date:	September 14, 2011

M:\Compliance\Client Folders\Met-Pro\Directors Retirement TA.docx